                                                                   EXHIBIT 10.20

--------------------------------------------------------------------------------


                                     LEASE


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LANDLORD:      NORTHERN TELECOM LIMITED

TENANT:        NORDX/CDT, INC.
               (FORMERLY CABLE DESIGN TECHNOLOGIES (CDT) CANADA INC.)


PREMISES:      150 Montreal-Toronto Blvd.
               Lachine, Quebec

          AGREEMENT OF LEASE made as of the 2nd day of February, 1996


Between:      NORTHERN TELECOM LIMITED, a Canadian corporation

              (hereinafter called the "Landlord")

And:          NORDX/CDT, INC., a Canadian corporation
              (formerly Cable Design Technologies (CDT) Canada Inc.)

              (hereinafter called the "Tenant")


                                   SECTION I

                                  DEFINITIONS
                                  -----------
In this Lease,

"APPLICABLE LAWS" means all statutes, laws, by-laws, regulations, ordinances and requirements of governmental or other public authorities having jurisdiction and any applicable regulation or order of the Canadian Fire Underwriters' Association or any body having similar functions, or of any fire insurance company by which the Landlord or the Tenant may be insured, and all amendments thereto at any time and from time to time in force which are applicable in the circumstances;

"ARCHITECT" means a third party architect or engineer named by the Landlord from time to time and acceptable to the Tenant;

"ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement by and among the parties and Cable Design Technologies Corporation, made as of December 19, 1995;

"RENT" means the rent payable by the Tenant pursuant to section 4. 1;

"BUILDING" means the building and all improvements, facilities and appurtenances situated on the Lands, municipally known as 150 Montreal-Toronto Blvd., Lachine, Quebec, HBS IB6, and having a gross rentable area of approximately nine hundred and ninety-eight thousand, nine hundred and sixty (998,960) square feet;

"BUSINESS" shall have the same meaning as in the Asset Purchase Agreement but restricted to the Business carried on or about the Property;

"CLOSING DATE" shall have the same meaning as in the Asset Purchase Agreement;

"COMMENCEMENT DATE" shall have the meaning ascribed thereto in section 3. 1;

"COMMON AREAS AND FACILITIES" means those common areas and facilities which serve the Building including, without limitation, the landscaped areas, parking areas, yard, common corridors, halls, stairways and passageways, common lavatories, cafeteria area and such other areas and facilities which are designated from time to time by the Landlord (but in a way not to obstruct Tenant's use of the Leased Premises) for the common use and enjoyment or benefit of the Tenant and the Landlord, their employees, agents and invitees;


"ENVIRONMENTAL LAWS" means all applicable foreign, federal, provincial, municipal or local statutes, regulations or by-laws, common law, civil law and orders of any Government Entity, to the extent relating to the Environment but in each case solely to the extent having the force of law;

"INITIAL TERM" means the period specified in section 3. 1;

"LANDS" means the lands owned by the Landlord on which the Building is situated, being Part of Lots 914, 915 and 1025, Parish of Lachine;

"LEASE" means this lease as it may be amended from time in accordance with the provisions hereof;

"LEASED PREMISES" means the premises leased to the Tenant under this Lease;

"PROPERTY" means the Lands and Building;

"RENEWAL PERIOD" shall have the meaning ascribed thereto in section 3.2;

"RENT" means basic rent;

"REPORTS" shall have the meaning ascribed thereto in section 2.2;

"TERM" means the Initial Term as it may be extended or renewed by the Tenant or earlier terminated in accordance with the provisions hereof;

   Capitalized terms used herein which are not defined in this Lease but which are defined in the Asset Purchase Agreement shall have the same meaning as in the Asset Purchase Agreement.


                                   SECTION 2

                                LEASED PREMISES
                                ---------------
2.1  AREA OF LEASED PREMISES
     -----------------------

     The Landlord hereby leases to the Tenant hereby accepting, upon the terms and conditions herein contained, that portion of the Building shown cross-hatched on the floor plans attached as Schedule A attached hereto having a gross rentable area of approximately four hundred and seventy thousand (470,000) square feet, it being acknowledged that such rentable area includes the Tenant's proportionate share of the Common Areas and Facilities. The floor plans are subject to review and modification by the Landlord and the Tenant, if necessary, to reflect the Business carried on in the Building at the Closing Date.

2.2  SEPARATION OF LEASED PREMISES, CONDITION
     ----------------------------------------

   The Tenant acknowledges having examined the Building and the Leased Premises and accepts same in their actual "as is" condition, it being understood that their present environmental condition, including without limitation as described more specifically in the ADS-Golder environmental assessment report (1994) and SNC-Lavalin Environment Inc. environmental assessment report (1995) (the "Reports") remains entirely the responsibility of the Landlord, as well as any environmental condition caused by, arising or resulting from the said condition. The Landlord acknowledges being fully aware of the contents of the Reports.

   The Landlord shall construct demising partitions as soon as practicable and in any event no later than three (3) months after the Closing Date, as required, to separate the Leased Premises from the Landlord's premises and premises of other tenants in the Building, by erecting partitions and fencing as appropriate. Both parties shall agree on such demising partitions and shall not unreasonably withhold their consent thereto. Landlord and Tenant shall each pay one half of the cost of such demising partitions, with such cost to the Tenant not to exceed Two Hundred Thousand Dollars ($200,000).

2.3  COMMON AREAS AND FACILITIES
     ---------------------------

     Subject to the Landlord's security procedures with respect to the Property, the Landlord hereby grants to the Tenant, its employees, agents, visitors and other persons transacting business with it, in common with the Landlord, the right to use the Common Areas and Facilities including the parking lot, washrooms, cafeteria and shipping area, for their intended purpose.


                                   SECTION 3

                                      TERM
                                      ----

3.1  INITIAL TERM
     ------------

     The initial term of this Lease shall be a period of two (2) years, commencing on the Closing Date ("Commencement Date").

3.2  RENEWAL PERIOD
     --------------

     The Tenant shall have the option to renew the Lease for two (2) successive periods of One (1) year (the "Renewal Period") each upon the same terms and conditions as contained herein, except that the Rent payable during the Renewal Periods shall be as set forth in section 4. 1. The Tenant may exercise each renewal option by giving written notice to the Landlord at least six (6) months prior to the end of the Term, failing which the option to renew shall be null and void.

3.3  THE TENANT'S RIGHT OF TERMINATION
     ---------------------------------

     The Tenant shall have the right to terminate the Lease effective any time on or after eighteen (18) months after the Closing Date on at least twelve (12) months prior written notice.


                                   SECTION 4
                                      RENT
                                      ----
4.1  RENT
     ----

     The Tenant covenants to pay to the Landlord as Rent for the Leased Premises during the Initial Term, Two Million, Five Hundred Thousand Dollars ($2,500,000) in equal monthly installments of Two Hundred and Eight Thousand, Three Hundred and Thirty Three Dollars and Thirty Three Cents ($208,333.33), payable in advance on the first day of each month.

     The Rent for each Renewal Period shall be negotiated and agreed upon by Landlord and Tenant at the latest seven (7) months before the expiration of the Term; failing agreement, the Rent for each Renewal Period shall be equal to Five Million Dollars ($5,000,000) payable in equal monthly installments of Four Hundred and Sixteen Thousand, Six Hundred and Sixty Six Dollars and Sixty Six Cents ($416,666.66) payable in advance on the first day of each month during each Renewal Period.

4.2  PAYMENT OF RENT
     ---------------

     All payments by the Tenant to the Landlord, of whatsoever nature, required or contemplated by this Lease, shall be made when due hereunder, without prior demand therefor and without any abatement, compensation or deduction whatsoever (except for any abatement under section 11 of this Lease), at the office of the Landlord as set out in section 15.2 or at such other address as the Landlord may designate, in writing, from time to time to the Tenant.


                                   SECTION 5

                                USE OF PREMISES
                                ---------------
5.1  PERMITTED USE
     -------------

     The Tenant covenants to use the Leased Premises only for the purposes of offices, warehousing, manufacturing, and related uses to carry on business substantially the same as that carried on by the Landlord immediately prior to the Closing Date, comprising the manufacturing, sale and service of structured wire and copper wire and cable products.

5.2  COMPLIANCE WITH LAWS
     --------------------

     Subject to the construction work, repairs, conditions and services for which the Landlord is responsible, as provided hereunder, including without limitation the construction work, repairs, conditions and services mentioned in sections 2.2, 6, 7 and 14, the Tenant shall promptly comply with and conform to all Applicable Laws including Environmental Laws affecting the Leased Premises and the business carried on therein (it being understood that Tenant shall have no obligation with respect to any environmental condition contained in the Reports).

5.3  RULES AND REGULATIONS
     ---------------------

     The Landlord shall have the right to make (after prior consultation with the Tenant) such reasonable rules and regulations as it considers necessary or desirable related to the operation, maintenance, security or safety in respect of the Property. Such rules and regulations shall not be amended without the consent of the Tenant, such consent not to be unreasonably withheld. The Tenant shall comply, and cause every person over whom it has control to comply, with such rules and regulations.


                                   SECTION 6

                             UTILITIES AND SERVICES
                             ----------------------

   The Landlord shall, subject to interruption beyond its control, provide and permit the Tenant to use the electricity, domestic water, sewage disposal and other utility services serving the Building at no additional cost and provided that the Tenant uses said services for the purpose for which they are intended.

   The Landlord shall heat and air condition the Leased Premises to a reasonable temperature at the appropriate times of the year.

   The Landlord shall consult with and cooperate with the Tenant in respect of all services provided to the Leased Premises.

   Any special services required by the Tenant from the Landlord, such as office rearrangement and moving of equipment, shall be at Tenant's sole expense.


                                   SECTION 7

                             MAINTENANCE AND REPAIR
                             ----------------------

7.1  LANDLORD'S OBLIGATIONS
     ----------------------

   Except to the extent the Tenant is responsible therefor as provided in the Lease, the Landlord shall, at its expense, maintain the Property in a good state of repair and in compliance with applicable Laws, including Environmental Laws. Without limiting the generality of the foregoing, the Landlord shall effect all necessary structural repairs and repairs and maintenance to the roof, the heating, air conditioning, electrical, plumbing, lighting and sprinkler and other building systems.

7.2  TENANT'S OBLIGATIONS
     --------------------

   The Tenant shall, at its expense, maintain all leasehold improvements added by the Tenant during the Term in the Leased Premises in a good state of repair, reasonable wear and tear excepted; provided that the Tenant shall be responsible for any maintenance or repairs caused as a result of the negligence of the Tenant, its employees, agents or invitees, and provided further that Tenant shall be responsible for the cost of all interior decorations, fixtures, carpeting and any improvements in the Leased Premises as may be required by the Tenant.


                                   SECTION 8

                                  ALTERATIONS
                                  -----------

   The Tenant may, at its expense, and with the prior written consent of the Landlord, not to be unreasonably withheld or delayed, make such changes, alterations and additions in the Leased Premises which it may reasonably require from time to time for the conduct of its business. At the expiry of the Term, the Tenant may remove all such changes, additions and leasehold improvements from the Leased Premises, provided that the Tenant shall repair any damage to the Leased Premises or Building caused by such removal. At the expiry of the Term, the Landlord shall also have the right (other than with respect to initial installations and in the event that the Lease is terminated by Landlord pursuant to a sale of the Building) to require the Tenant to remove from the Leased Premises any leasehold improvements and, in such event, the Tenant shall be obligated, at its expense, to restore the Leased Premises to their condition at the Commencement Date, reasonable wear and tear, any repairs arising from the removal on departure of assets purchased from the Landlord that are in some manner attached or affixed to the Leased Premises (except to the extent repairs are necessary because of negligence of the Tenant, its employees or agents effecting such removal), damage by fire and other insured perils excepted.

                                   SECTION 9


                             SUBLET AND ASSIGNMENT
                             ---------------------

   The Tenant shall not have any right to assign the Lease or sublet all or any part of the Leased Premises without the Landlord's consent, such consent not to be unreasonably withheld. However, the Tenant shall have the right to hypothecate its right in the Lease as security for the fulfillment of its obligations.


                                   SECTION 10

                              INSURANCE, LIABILITY
                              --------------------

10.1   LANDLORD'S INSURANCE
       --------------------

     The Landlord shall maintain throughout the Term:

(a) "all risks" property insurance upon the Building and all property owned therein by the Landlord (other than leasehold improvements effected in respect of the Leased Premises);

(b) comprehensive general liability insurance with a limit of not less than Five Million Dollars ($5,000,000) per occurrence with respect to injuries to or death of persons and damage to tangible property; and

(c)  broad form boiler and machinery insurance.

     The Landlord waives any right of recovery against the Tenant, its employees and agents for any loss or damage caused by or resulting from the perils to be insured against under paragraph (a) above and covenants to have its insurers waive all rights of recovery against the Tenant for any such loss.

     The insurance described in paragraph (b) above shall name the Tenant as an additional insured.

   The Landlord shall, on request, provide to the Tenant certificates evidencing the insurance described above.

10.2   TENANT'S INSURANCE
       ------------------

     The Tenant shall maintain throughout the Term:

(a) "all risks" property insurance in respect of all property of the Tenant in or about the Leased Premises;

(b) comprehensive general liability insurance with a limit of not less than Five Million Dollars ($5,000,000) per occurrence for its operations with respect to injuries to or death of persons and damage to tangible property; and

   The Tenant waives any right of recovery against the Landlord, its employees and agents for any loss or damage caused by or resulting from the perils to be insured against under paragraph (a) above and covenants to have its insurers waive all rights of recovery against the Landlord for any such loss.


10.3   LIMITATION OF LIABILITY
       -----------------------

   Unless caused by the negligence of a party, its employees or agents, or the inexecution of its obligations hereunder, such party shall not be liable for

(a) any damage to or destruction or loss of the other party, its employees or agents or any property in the Building or the Leased Premises; or

(b) any bodily injury (including death), personal injury, damages for personal discomfort sustained by either party, its employees or agents.

   In no circumstances (including the negligence of a party, its employees or agents) shall such party be liable for any indirect or consequential damages sustained by the other party, its employees, agents or visitors.


                                   SECTION 11

                             DAMAGE OR DESTRUCTION
                             ---------------------

   If during the Term, the Building or the Leased Premises shall be damaged by fire, lightning, tempest, impact of aircraft, acts of God or the Queen's enemies, riots, insurrections or explosion or other similar cause, the following provisions shall have effect:

(a) if, in the opinion of the Architect, the Leased Premises are fit for tenancy in whole, the Lease shall continue in full force and effect without abatement or diminution of any Rent;

(b) if, in the opinion of the Architect, the Leased Premises are rendered partly unfit for tenancy, this Lease shall continue in full force and effect, except that the Rent will abate to the extent the Architect determines that the Leased Premises cannot reasonably be used for their intended purposes;

(c) if the Architect determines that the Leased Premises are rendered wholly unfit for tenancy, this Lease shall continue in full force and effect, except that the Rent will fully abate to zero;

(d) all abatements will occur from the date of the damage or destruction until the date that the Leased Premises are delivered to the Tenant fit for the Tenant's occupancy and the conduct of its business; .
(e) the Landlord will commence and proceed diligently to reconstruct, rebuild or repair any damage to the Building and Leased Premises to meet the Landlord's base building criteria for the Building which the Landlord may modify to be consistent with the plans, specifications and design criteria for the rebuilding of the Building and/or the Leased Premises, chosen by the Landlord acting reasonably, provided same are at least as high quality as the original construction;

(f) whether or not the damage to the Leased Premises may have been caused by the Tenant's negligence or fault, the Tenant shall commence to repair, rebuild or reconstruct, at its own cost, all

     Leasehold improvements, fixtures and equipment in the Leased Premises within fifteen (15) days from the Landlord's notice that the Landlord has completed its work and the Tenant shall complete said work with all due diligence;

(g) the Tenant shall not be entitled to any allowance, inducement, payment or other consideration from the Landlord in connection with the Tenant's work described in subparagraph (f);

(h) notwithstanding any provision herein to the contrary, if the Building is totally or partially damaged or destroyed (whether the Leased Premises are affected or not), and in the Architect's opinion, the damaged or destroyed portions cannot reasonably be repaired, restored or rebuilt within one hundred and eighty (180) days following the occurrence, the Landlord or the Tenant may, at its option, to be exercised by written notice to the other party within ninety (90) days following any such occurrence elect to terminate this Lease, in which case the following will apply:

     (i) if the Leased Premises have been rendered wholly unfit for tenancy, the termination will take effect from the date of damage or destruction and all Rent will only apply through to that date;

     (ii) if the Leased Premises have been rendered only partly unfit for tenancy and the Tenant has occupied any part of the Leased Premises from the date of the damage or destruction, the Lease will terminate at least sixty (60) days from the Landlord's notice. All unabated Rent will be adjusted to the date of termination. Rent will abate from the date of the damage and destruction until the date of termination to the extent the Leased Premises cannot reasonably be used for their intended purposes;

     (iii) if the Building is totally or partially damaged or destroyed and neither the Landlord nor the Tenant elects to terminate this Lease, the Landlord, at its sole cost, shall commence and proceed diligently to reconstruct, rebuild or repair, as necessary, those portions of the Building which have been so damaged or destroyed in accordance with the Landlord's base building criteria for the Building, substantially to the same standard as prior to the destruction.


                                   SECTION 12

                         RIGHT OF INSPECTION AND REPAIR
                         ------------------------------

   The Tenant agrees to permit the Landlord, its employees or agents, upon prior notice (except in case of emergency), to enter upon the Leased Premises at any time and from time to time, for the purposes of (i) inspecting and making necessary repairs, alterations or improvements to the Leased Premises or to the Building; (ii) access to monitoring wells and pumps located in the Leased Premises; and (iii) showing the Leased Premises to prospective purchasers or lessees. The Landlord covenants to act in a reasonable manner and to use all due diligence in the exercise of its rights hereunder. The Tenant shall not be entitled to any compensation for any inconvenience, nuisance or discomfort occasioned thereby unless the Tenant is prevented or materially hindered from carrying on its business in the Leased Premises.

                                   SECTION 13

                                    DEFAULT
                                    -------

   If the Tenant shall be in default of any of its covenants hereunder, the Landlord shall give to the Tenant notice in writing stating that the said default is to be remedied and that if such default is not remedied by the Tenant within thirty (30) days after the receipt of such notice, or such longer period as may be reasonably necessary in view of the nature of the default, the Landlord may, at its option, enter either into and upon the said Leased Premises or any part thereof in the name of the whole, and this Lease shall be terminated, or the Landlord itself may take such steps and do or cause to be done such things as may be necessary to remedy and correct such defaults and may thereupon charge its total reasonable costs and expenses incurred in respect thereof to the Tenant who hereby covenants and agrees to pay the same forthwith, and the Tenant hereby covenants that any and all such costs and expenses incurred by the Landlord and unpaid by the Tenant shall be recoverable by the Landlord as if the same were and in the same manner as rental reserved and in arrears under the ten-ns of this Lease.


                                   SECTION 14

                               SPECIAL PROVISIONS
                               ------------------

14.1   PARKING
       -------

   The Tenant shall have access to and use of, in common with other occupants of the Building, the parking areas associated with the Building.

   The Landlord shall cooperate with the-Tenant to provide an appropriate number of reserved and visitor parking spaces, taking into account the number of reserved parking spaces used by the Business at the Closing Date.

14.2   SECURITY
       --------

   The Tenant shall comply with security measures in place for the Building. The Landlord shall consult with Tenant in the establishment or changes to such requirements for the Building including the Leased Premises, provided that any special requirements of the Landlord or the Tenant shall be at such party's costs.

14.3   SIGNAGE
       -------

   The Tenant shall have the right to install, at its expense, its signage at the entrance of the Building, subject to the Landlord's reasonable approval, it being acknowledged that Landlord's signage at the main entrance shall remain as at the Closing Date.

14.4   CAFETERIA
       ---------

   The Tenant's employees and visitors shall have the right to use the cafeteria during its normal business hours.

14.5   JANITORIAL SERVICES
       -------------------

   The Landlord, at its sole cost, shall provide janitorial services to the Building and the Leased Premises. Such services shall be provided irrespective of whether the Landlord shall vacate the Building, provided that Landlord shall discuss with the Tenant in a timely manner and before it vacates the Building, the provision of such services prior to vacating the Building. The Landlord and the Tenant shall cooperate with a view to agreeing on a common supplier for janitorial services, provided that any special requirements of the Landlord or the Tenant shall be at such party's costs.

14.6   GARBAGE REMOVAL
       ---------------

   The Tenant shall ensure that materials subject to Environmental Laws, in particular hazardous waste regulations, are disposed of by Tenant as required by such Environmental Laws and where so prohibited, not as part of the regular garbage.

14.7   MAIL, COURIER SERVICE
       ---------------------

   The Landlord shall provide, at its sole cost, receiving and delivery services for incoming mail and courier to the Building and the Leased Premises. Such services shall be provided irrespective of whether the Landlord shall vacate the Leased Premises, provided that the Landlord shall discuss with the Tenant in a timely manner and before it vacates the Building, the provision of such services prior to vacating the Building. The Tenant shall provide for itself as required outgoing mail and courier service.

14.8   HVAC. ELECTRICAL EQUIPMENT
       --------------------------

   The Landlord shall be responsible, at its sole expense, for the operation, maintenance and repair of all HVAC, mechanical and electrical equipment in or serving the Building. Any such equipment installed by the Tenant after initial occupancy and solely for the Tenant's use shall be the Tenant's responsibility. Such services shall be provided irrespective of whether the Landlord shall vacate the Building, provided that the Landlord shall discuss with the Tenant in a timely manner, the provision of such services prior to vacating the Building.

14.9   OTHER SERVICES
       --------------

   The Landlord shall provide, at its sole cost, building and land maintenance and repair services, as well as main lobby reception, 24 hour security and adequate elevator services and access thereto in respect of the Building and the Leased Premises. Such services shall be provided irrespective of whether the Landlord shall vacate the Building, provided that the Landlord shall discuss with the Tenant in a timely manner and before it vacates the Building, the provision of such services prior to vacating the Building.

14.10  LEVEL AND QUALITY OF SERVICES
       -----------------------------

   The level and quality of services to be provided by Landlord hereunder shall be substantially the same as existing immediately prior to the Closing Date.

14.11  ENVIRONMENT
       -----------

   The Tenant shall be responsible for the remediation of any environmental contamination (beyond the contamination contained in the Reports or otherwise existing on the Closing Date or caused by, arising or resulting thereafter from the said contamination) caused by the Tenant's negligence, misconduct or carrying on of its business outside of the ordinary course as conducted prior to the Closing Date, provided that the Tenant shall take all due care in the carrying on of its business in the ordinary course to minimize any such contamination, it being understood that this shall not entail any capital expenditures by the Tenant in excess of Twenty Five Thousand Dollars ($25,000) for the duration of the Initial Term, except for such equipment as may be voluntarily purchased by the Tenant or required by the Tenant as a result of any changes to Tenant's processes or operations from that carried on at the Closing Date. The Landlord shall have the right to have capital expenditures related to such contamination in excess of Twenty-Five Thousand Dollars ($25,000) effected by. the Tenant at the Landlord's sole cost.

   The Landlord shall lease to Tenant, at no additional cost, two compartments and adjacent areas of the existing hazardous waste storage area (North Yard) as agreed between Landlord and Tenant, and permit access to such compartments and adjacent areas, subject to arrangements reasonably acceptable to both parties, it being acknowledged the hazardous waste storage area is surrounded by a locked fence. The Landlord shall remove all wastes in the said compartments as soon as reasonably practicable and in any event no later than five (5) business days after the Closing Date. Both parties shall conduct all their operations within the hazardous waste storage area in accordance with applicable Environmental Law and good industrial practices. The Tenant shall, prior to the expiry of the Lease, remove all wastes generated by the Tenant from the said two compartments of the hazardous waste storage area and adjacent areas and return it in the same condition as at the commencement of the Lease, reasonable wear and tear excepted. Upon noticing any Discharge of a Substance in the said hazardous waste storage area, the party having noticed the Discharge shall inform forthwith the other party and shall cooperate in any Remedial Work which may be necessary, the costs of which shall be borne by the party responsible for the said Discharge.

   The Landlord shall remain owner of and responsible for any and all pollution abatement or treatment equipment used in the Building at the Closing Date and the Landlord shall, at its own costs, purchase and install any other pollution abatement or treatment equipment required by any Government Entity as a result of any default by the Landlord under the representations and warranties provisions contained in the Asset Purchase Agreement and the Landlord shall remain owner of and responsible for any such equipment.

   The Landlord shall cooperate in securing or transferring to the Tenant Environmental Permits which are necessary in respect of the Business as at the Closing Date, provided that to the extent not contemplated in the Asset Purchase Agreement, the same shall be at the cost of the Tenant.

   Within thirty (30) days following the expiration of the Lease, the Tenant will provide the Landlord with an environmental audit prepared by a reputable consultant identifying and delineating the existence of any environmental condition on or from the Lachine Space, all to be satisfactory to the Landlord, acting reasonably. The Landlord will advise the Tenant within thirty (30) days of any dispute it has, based on the information the Landlord possesses, as to the conclusions of such report. Except for any matters of contamination for which the Landlord claims the Tenant is responsible and which are identified by Landlord to the Tenant, in writing, within three (3) years of the termination of the Lease, the Tenant shall be deemed to be released from any and all liability in connection with any environmental contamination of the Property.

   The Tenant shall not assume any liability for the wire drawing solution tanks present in Block C of the Building.

   The Tenant shall not be liable with regard to existing contamination of groundwater or soil in or under the Property.

   The Tenant shall not be responsible for any contamination covered by the environmental indemnification provisions contained in the Asset Purchase Agreement (to the extent that the Landlord has liability therefor under the Asset Purchase Agreement) and the Landlord agrees that nothing in this Lease shall be interpreted as limiting in any way the representations and warranties as well as the environmental indemnification provisions contained in the Asset Purchase Agreement.

14.12  SALE OF PROPERTY
       ----------------

   This Lease may be terminated by Landlord effective any time on or after the expiry of the Initial Term upon twelve (12) months prior written notice in the event that the Landlord sells the Building in an arm's length transaction to a third party. The Landlord shall give the Tenant reasonable notice (not less than 72 hours) of any visit to the Leased Premises by a potential purchaser or prospective tenant, including the identity of the prospective purchaser or tenant if known to the Landlord.

   One of the conditions of any sale of the Property by the Landlord shall be that the purchaser of the Property assumes the obligations of the Landlord hereunder and agrees to be bound by this Lease as if such purchaser had been a party to this Lease.

14.13  NON-DISCRIMINATION
       ------------------

   The Landlord shall provide all facilities and services described herein in a reasonable and non-discriminatory manner.


                                   SECTION 15

                                 MISCELLANEOUS
                                 -------------

15.1   WAIVER
       ------

   The failure of the Landlord or the Tenant to insist upon the strict performance of any covenants and conditions hereof shall not operate as a waiver of the Landlord's or the Tenant's rights hereunder in respect of any continuing or subsequent nonperformance and no waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant, save only an express waiver in writing.

15.2   NOTICES
       -------

   All demands, notices or communications and reports provided for in this Lease will be in writing and will be either sent by facsimile with confirmation to the number specified below or personally delivered or sent by reputable overnight courier service (delivery charges prepaid) to the party at the address specified below, or at such address, to the attention of such other person, and with such other copy, as the recipient party has specified by prior written notice to the sending party pursuant to the provisions of this section 15.

If to the Landlord at:

        Northern Telecom Limited
        3 Robert Speck Parkway
        Mississauga, Ontario, Canada L4Z 3C8
        Telecopy:  (905) 566-3457
        Attn: A. J. Lafleur,
        Vice President and Associate General Counsel

with copies. which do not constitute notice, to:
-----------------------------------------------

        Northern Telecom Limited
        2920 Matheson Blvd. East
        Mississauga, Ontario, Canada L4W 4M7
        Telecopy:  (905) 238-7096
        Attn: Martin A. Macdonald
        Director of Real Estate

If to the Tenant at:

        Nordx/CDT, Inc.
        661 Andersen Drive
        Foster Plaza 7
        Pittsburgh, PA 15220
        Telecopy:  (412) 937-9690
        Attn: Paul M. Olson
        Chief Executive Officer

with copies, which do not constitute notice, to:
-----------------------------------------------

        Kirkland & Ellis
        Citicorp Center
        153 East 53rd Street
        New York, NY 10022-4675
        Telecopy:  (212) 446-4900
        Attn:  Charles B. Fromm

          and

        Desjardins Ducharme Stein Monast
        600 de la Gauchetiere rue
        Suite 2400
        Montreal, Quebec H3B 4L8
        Telecopy:  (514) 878-9092
        Attn: Paul Marcotte

     Any such demand, notice, communication or report will be deemed to have been given pursuant to this Lease when delivered personally or by means other than facsimile or overnight courier, when confirmed if by facsimile or on the business day after deposit with a reputable overnight courier service, as the case may be.

     In the event the Landlord gives to the Tenant notice in writing of any default under the Lease, the Landlord shall also give notice of such default to any lender to whom the Tenant has requested, in writing, that such notice of default be given.

15.3   ENTIRE AGREEMENT
       ----------------

     This Lease and the documents it refers to constitute the entire agreement between the Landlord and the Tenant with respect to the Leased Premises and may not be modified except by subsequent agreement in writing duly signed by the Landlord and the Tenant. Neither the Landlord nor the Tenant shall be bound by any representation, warranty, promise or agreement not contained in this Lease or in the other documents it refers to. For greater certainty, this Lease does not in any way affect the obligations of the Landlord under the Asset Purchase Agreement.

15.4   FORCE MAJEURE
       -------------

     Except as provided in section 1 1, if and to the extent that any party shall be prevented, delayed or restricted by reason of an act of God, strikes or other labour disputes, or any other cause beyond the reasonable control of the party affected thereby, in the fulfillment of any obligation hereunder, then such party shall be deemed not to be in default in the performance of such covenant or obligation and any period necessary for the performance of such obligation shall be extended accordingly, and the Tenant shall not be entitled to compensation for any loss, inconvenience, nuisance or discomfort thereby occasioned, provided that in no event will the Tenant be relieved of its obligation to pay Rent as it becomes due.

15.5   HEADINGS
       --------

     The headings used in this Lease are for purposes of reference only and will not affect the meaning or interpretation of any provisions of this Lease.

15.6   INTEREST ON ARREARS
       -------------------

     If the Tenant fails to pay Rent when due, the Tenant shall pay interest on the unpaid amount from the due date until the date paid at the annual rate equal to The Royal Bank of Canada's reference rate of interest then in effect for commercial loans in Canada and commonly referred to by such bank as its Canadian "prime rate", plus two percent (2%), without prejudice to and in addition to any other remedy available to the Landlord under this Lease or at law.

15.7   HOLDING OVER
       ------------

     If at the expiration or earlier termination of the Term, the Tenant shall remain in possession without any further written agreement it shall be as a monthly tenant only. In such event, the Rent payable for each month thereafter shall be equal to one hundred and fifty percent (150%) of the Rent payable for the month immediately prior to the expiration of the Term, and all other terms and conditions of this Lease shall remain the same.

15.8   REGISTRATION
       ------------

     The parties hereby agree a short form of this Lease shall be executed between them for purposes of registration. In the event of a conflict between the terms of this Lease and the term of the said short form of agreement, the terms of this Lease shall prevail.

15.9   SUBORDINATION
       -------------

     One of the conditions of any hypothec: granted by the Landlord shall be that the holder of such hypothec: agrees not to disturb the enjoyment and occupancy of the Leased Premises by the Tenant (or its authorized successors), as long as the Tenant (or its authorized successors) complies with all conditions, obligations and agreements hereof.

15.10  GOVERNING LAW
       -------------

     This Lease shall governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

15.11  ENGLISH LANGUAGE
       ----------------

     The parties have requested that this Lease be prepared in the English language. Les parties ont demande que la presente convention de bail soit redigee en anglais.

IN WITNESS WHEREOF the parties have executed this Agreement of Lease as of the date first written above.

                                    NORTHERN TELECOM LIMITED


                                    Per:   /s/Anthony J. Lafleur
                                           ---------------------
                                           Anthony J. Lafleur
                                           Vice-President and Associate
                                           General Counsel


                                    Per:   /s/Peter G. Kastner
                                           -------------------
                                           Peter G. Kastner
                                           Assistant Vice-President
                                           Financial Planning & Analysis


                                    NORDX/CDT, INC.
                                    (FORMERLY CABLE DESIGN TECHNOLOGIES
                                    (CDT) CANADA INC.)


                                    Per:   /s/Kenneth O. Hale
                                           ------------------
                                           Kenneth O. Hale
                                           Vice-President